Exhibit 99.1
Tallgrass Energy Reports Strong Third Quarter 2019 Results

•	Net Income, Adjusted EBITDA and Cash Available for Dividends of $72.5 million, $263.8 million and $210.5 million

•	Cash Available for Dividends of $0.75 per share, Declared Dividend of $0.55 per share, resulting in dividend coverage of 1.36x

•	Tallgrass financial leverage of approximately 3.5x and REX financial leverage of approximately 2.7x as of Sept. 30, 2019
LEAWOOD, Kan.--(BUSINESS WIRE)--October 30, 2019--Tallgrass Energy, LP (NYSE: TGE) ("TGE") today reported financial and operating results for the third quarter of 2019.
"Our business units continued to deliver strong operational performance for the third quarter of 2019, driving another outstanding quarter at TGE," said CEO David Dehaemers Jr. "In addition, we received the 7c certificates from the FERC on the Cheyenne Connector and Hub Projects in mid-September and made meaningful progress on contracting Pony Express with long-term volumes."
Third Quarter Dividend
As previously announced, the board of directors of TGE's general partner declared a quarterly cash dividend of $0.55 per Class A share for the third quarter of 2019. This quarterly dividend represents $2.20 per Class A share on an annualized basis, a sequential increase of 1.9 percent from the second quarter 2019 dividend and an increase of 7.8 percent from the third quarter 2018 dividend. The quarterly dividend will be paid on Nov. 14, 2019, to Class A shareholders of record as of the close of business on Oct. 31, 2019.

Tallgrass Energy, LP Summary Financial Information

Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
(in thousands, except coverage and per unit data)

Net income attributable to TGE	$72,524	$194,730
Add:
Interest expense, net(1)	41,630	121,941
Depreciation and amortization expense(1)	31,500	94,819
Distributions from unconsolidated investments	129,122	369,690
Non-cash compensation expense	2,951	23,521
Income tax expense(1)	22,563	61,606
Net income attributable to Exchange Right Holders	54,084	158,029
Less:
Equity in earnings of unconsolidated investments	(86,349)	(273,883)
Deficiency payments, net(1)	(2,329)	14,241
Non-cash gain related to derivative instruments	(1,928)	(899)
Adjusted EBITDA(2)	$263,768	$763,795
Less:
Cash interest cost(1)	(40,065)	(117,264)
Maintenance capital expenditures, net(1)	(13,017)	(30,410)
Current income tax expense(1)	(170)	(219)
Cash Available for Dividends(2)	$210,516	$615,902
Less:
Dividends to Class A (TGE)(3)	(98,559)	(290,301)
Dividends to Class B (Exchange Right Holders)(3)	(56,175)	(165,462)
Amounts in excess of dividends	$55,782	$160,139
Dividend coverage	1.36	x	1.35	x

Class A shares outstanding(4)	179,197	179,197
Class B shares outstanding(4)	102,137	102,137
Total Shares outstanding	281,334	281,334

Cash Available for Dividend per share	$0.75	$2.19
Dividend per share	$0.55	$1.62

(1)	Net of noncontrolling interest associated with less than wholly-owned subsidiaries of Tallgrass Equity.

(2)	Adjusted EBITDA and Cash Available for Dividends are non-GAAP measures. For additional detail see "Non-GAAP Measures" below.

(3)	Based on the number of Class A and B shares outstanding as of the first and second quarters of 2019 and expected to be outstanding as of the dividend record date for the third quarter 2019.

(4)	Class A and B shares represent the number of shares outstanding as of the first and second quarters of 2019 and expected to be outstanding as of the dividend record date for the third quarter 2019.
Conference Call
Please join Tallgrass Energy for a conference call and webcast to discuss third quarter 2019 results at 3:30 p.m. Central Time on Wednesday, Oct. 30, 2019. Interested parties may listen via a link posted on the Investor Relations section of our website and the replay will be available on our website for at least seven days following the live call.

Tallgrass Energy, LP Merger Adjusted Segment Overview(1)
The following summary provides a reconciliation of the operating income and Segment Adjusted EBITDA for each of our reporting segments with the amounts adjusted for the impact of the TEP Merger Transaction, assuming it had closed on the first day of the period presented. Merger Adjusted Segment Adjusted EBITDA is a Non-GAAP Measure. For additional detail see "Non-GAAP Measures" below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)
Natural Gas Transportation
Operating income	$13,674	$17,372	$50,580	$53,638
Add:
Depreciation and amortization expense	5,004	4,861	14,911	14,539
Distributions from unconsolidated investment	126,124	98,503	361,221	278,142
Other, net	(2,644)	697	(1,426)	2,251
Merger Adjusted Segment Adjusted EBITDA(2)	$142,158	$121,433	$425,286	$348,570

Less:
Merger Adjustments	—	—	—	(95,401)
Segment Adjusted EBITDA as Reported in 9/30/19 Form 10-Q	$142,158	$121,433	$425,286	$253,169

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)
Crude Oil Transportation
Operating income	$74,428	$69,295	$204,828	$181,536
Add:
Depreciation and amortization expense(3)	13,997	13,627	41,440	40,499
Distributions from unconsolidated investment	1,328	—	3,439	—
Deficiency payments, net(3)	(1,551)	4,645	9,193	11,619
Less:
Adjusted EBITDA attributable to noncontrolling interests	—	—	—	(350)
Merger Adjusted Segment Adjusted EBITDA(2)	$88,202	$87,567	$258,900	$233,304

Less:
Merger Adjustments	—	—	—	(82,361)
Segment Adjusted EBITDA as Reported in 9/30/19 Form 10-Q	$88,202	$87,567	$258,900	$150,943

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)
Gathering, Processing & Terminalling
Operating income	$23,703	$9,680	$44,309	$38,707
Add:
Depreciation and amortization expense(3)	11,714	7,688	35,969	22,474
Distributions from unconsolidated investments	1,670	2,217	5,030	4,661
Deficiency payments, net(3)	2,103	(1,566)	7,150	1,811
Other, net	239	314	175	314
Less:
Adjusted EBITDA attributable to noncontrolling interests	(1,890)	(1,382)	(4,354)	(4,061)
Non-cash gain related to derivative instruments	(1,928)	(2,993)	(899)	(4,218)
Gain on disposal of assets	—	(279)	—	(9,417)
Merger Adjusted Segment Adjusted EBITDA(2)	$35,611	$13,679	$87,380	$50,271

Less:
Merger Adjustments	—	—	—	(20,269)
Segment Adjusted EBITDA as Reported in 9/30/19 Form 10-Q	$35,611	$13,679	$87,380	$30,002

(1)	Segment reporting does not include corporate general and administrative costs or intersegment eliminations.

(2)	Represents Adjusted EBITDA which is a non-GAAP measure. For additional detail see "Non-GAAP Measures" below.

(3)	Net of noncontrolling interest associated with less than wholly-owned subsidiaries of Tallgrass Equity.

Rockies Express Pipeline LLC Summary Financial Information
We own a 75 percent membership interest in REX. The table below is a reconciliation of REX's Adjusted EBITDA and Distributable Cash Flow for the three and nine months ended Sept. 30, 2019 and 2018, presented to provide additional information on REX's financial results. REX's Adjusted EBITDA and Distributable Cash Flow are non-GAAP measures. For additional detail see "Non-GAAP Measures" below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)
Rockies Express Pipeline LLC
Net income	$100,968	$90,709	$322,212	$270,339
Add:
Interest expense, net	30,579	34,079	90,255	117,532
Depreciation and amortization expense	55,197	54,832	165,211	164,656
Change in contract asset	9,543	(15,575)	11,884	(46,725)
Loss on extinguishment of debt	—	—	448	—
Other non-cash loss	—	2,769	—	2,769
Adjusted EBITDA	196,287	166,814	590,010	508,571
Less:
Cash interest cost	(30,105)	(33,345)	(88,842)	(115,130)
Maintenance capital expenditures	(3,124)	(2,948)	(9,282)	(13,970)
Distributable Cash Flow	$163,058	$130,521	$491,886	$379,471

Distributions to Members	$(168,236)	$(131,358)	$(481,698)	$(385,906)
Contributions from Members	$8,418	$554,454	$66,490	$560,873
Financial Leverage(1)	2.7x	2.9x	2.7x	2.9x
(1) Calculated in accordance with the definitions in REX's revolving credit facility.

Tallgrass Energy, LP Financial Statements
TGE's financial statements for the quarter ended Sept. 30, 2019, will be available in TGE's quarterly report on Form 10-Q that is expected to be filed with the Securities and Exchange Commission on or about Oct. 30, 2019.
Non-GAAP Measures
Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow are non-GAAP supplemental financial measures that TGE management and external users of our consolidated financial statements and financial statements of our subsidiaries and unconsolidated investments, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded midstream infrastructure companies, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make dividends to our shareholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.

We believe that the presentation of Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow should not be considered alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP, nor should Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow be considered alternatives to available cash or other definitions in our partnership agreement. Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Additionally, because Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow may be defined differently by other companies in our industry, our definition of Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
We generally define Adjusted EBITDA as net income excluding the impact of interest, income taxes, depreciation and amortization, non-cash income or loss related to derivative instruments, non-cash long-term compensation expense, impairment losses, gains or losses on asset or business disposals or acquisitions, gains or losses on the repurchase, redemption or early retirement of debt, and earnings from unconsolidated investments, but including the impact of distributions from unconsolidated investments and deficiency payments received from or utilized by our customers. In addition, Adjusted EBITDA at Rockies Express excludes the impact of other non-cash gains or losses and includes the impact of the change in contract asset, which represents the difference between the revenue recognized and the actual cash collected from the customer. We also use Cash Available for Dividends and Distributable Cash Flow, which we generally define as Adjusted EBITDA, less cash interest costs, maintenance capital expenditures, current income tax, and certain cash reserves permitted by our governing documents. Adjusted EBITDA and Cash Available for Dividends are both calculated and presented at the Tallgrass Equity level, before consideration of noncontrolling interest associated with the Exchange Right Holders or calculating distributions from Tallgrass Equity to us, on one hand, and to the Exchange Right Holders, on the other. We believe calculating these measures at Tallgrass Equity provides investors the most complete and comparable picture of our overall financial and operational results and provides a consistent metric for period over period comparisons that is not impacted by any future exercises by the Exchange Right Holders of the right to exchange TGE Class B Shares and Tallgrass Equity Units for an equal number of TGE Class A Shares (the "Exchange Right"), which does not have a dilutive effect on TGE's net income per share. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see "Summary Financial Information" above.
In this press release we have also presented Merger Adjusted Segment Adjusted EBITDA for each of our reporting segments. We define Merger Adjusted Segment Adjusted EBITDA as Adjusted EBITDA for such segment as adjusted for the impact of the TEP Merger Transaction, assuming it had closed on the first day of the period presented. We believe that the presentation of this measure on a merger adjusted basis provides useful information to investors in assessing our financial condition and results of operations for each of our reporting segments because the accounting treatment of our ownership interests in TEP prior to the TEP Merger Transaction and the impact of non-controlling interests for the period was significantly impacted by the TEP Merger Transaction during the period but is not representative of the comparable measures during our historical periods. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see "Tallgrass Energy, LP Merger Adjusted Segment Overview" above.

Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include, the number of Class A and B shares outstanding as of the dividend record date for the third quarter 2019 and the timing of TGE's filing of its quarterly report on Form 10-Q. Forward-looking statements may also include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of TGE and its subsidiaries, including: the ability to pursue expansions and other opportunities for incremental volumes; natural gas and crude oil production growth in TGE's operating areas; expected future benefits of acquisitions or expansion projects; timing of anticipated spending on planned expenses and maintenance capital projects; and distribution rate and growth, including variability of quarterly distribution coverage. These statements are based on certain assumptions made by TGE based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TGE, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to TGE's financial performance and results, availability of sufficient cash flow to pay dividends and execute its business plan, the demand for natural gas storage, processing and transportation services and for crude oil transportation services, operating hazards, the effects of government regulation, tax position and other risks incidental to transporting, storing and processing natural gas or transporting crude oil and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TGE with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TGE does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
About Tallgrass Energy
Tallgrass Energy, LP (NYSE: TGE) is a growth-oriented midstream energy infrastructure company operating across 11 states with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation's most prolific crude oil and natural gas basins.
To learn more, please visit our website at www.tallgrassenergy.com.

Contacts
Investor and Financial Inquiries
Nate Lien
(913) 928-6012
investor.relations@tallgrassenergylp.com

Media and Trade Inquiries
Phyllis Hammond
(303) 763-3568
phyllis.hammond@tallgrassenergylp.com